UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011 (February 10, 2011)

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Purchase Agreement

On February 10, 2011, Energy XXI Gulf Coast, Inc. (the “Company”), Energy XXI (Bermuda) Limited and several of the Company’s wholly-owned subsidiaries (together with Energy XXI (Bermuda) Limited, the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with RBS Securities Inc. (the “Initial Purchaser”), relating to the issuance and sale of $250,000,000 in aggregate principal amount of the Company’s 7.75% senior unsecured notes due 2019 (the “Notes”). The Notes have a yield to maturity of 7.75%. The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes may be resold to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchaser, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and the Guarantors also agreed to enter into a registration rights agreement with holders of the Notes.

Relationships

The Initial Purchaser and its affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company and the Guarantors, for which they receive customary fees and expense reimbursement. The Initial Purchaser is a lender and agent under the Company’s revolving credit facility, which the Company intends to partially repay with a portion of the net proceeds from the offering of the Notes.  In addition, an affiliate of the Initial Purchaser holds a portion of the Company’s 10% Senior Notes due 2013, which the Company intends to repurchase with a portion of the net proceeds from the offering of the Notes.

Item 8.01 – Other Events.

On February 10, 2011, the Company issued a press release announcing the pricing of the Notes. A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated February 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI (Bermuda) Limited
(Registrant)

Date: February 11, 2011	By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 10, 2011.